                                                                   EXHIBIT  23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-99812, No. 33-99814, No. 33-99816, and No. 33-99848 of Schweitzer-Mauduit
International, Inc. and subsidiaries on Form S-8 of our report dated January 23, 1998 (February 11, 1998 as to Note 16 and February 13, 1998 as to the third paragraph of Note 13), appearing in the Annual Report on Form 10-K of Schweitzer-Mauduit International, Inc. and subsidiaries for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 5, 1998